UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/09/2012

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On August 9, 2012, Quantum Fuel Systems Technologies Worldwide, Inc. (the "Company") held its 2012 Annual Meeting of Stockholders (the "Annual Meeting"). A total of 25,861,379 shares of the Company's common stock were present or represented by proxy at the meeting, representing 54.59% of the shares outstanding as of the June 15, 2012 record date. Three proposals were submitted for vote at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal 1 - The Company's stockholders elected two Class II directors, Dr. G. Scott Samuelsen and Jonathan Lundy, to its Board of Directors, to hold office until the 2015 annual meeting of stockholders or until his respective successor is duly elected and qualified. The votes were as follows:

                                                             For                       Withheld

Dr. G. Scott Samuelsen                4,145,590                      265,693
Jonathan Lundy                            4,174,729                      236,554

There were 21,450,096 broker non-votes on Proposal 1.

Proposal 2 - The Company's stockholders ratified the appointment of Haskell & White LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2012. The votes regarding this proposal were as follows:

   For                              Against             Abstained

25,277,750                      465,317             118,312

Proposal 3 - The Company's stockholders approved the compensation of the Company's named executive officers. The votes regarding this proposal were as follows:

   For                            Against             Abstained       Broker Non-Votes

3,650,969                        563,408             196,906          21,450,096

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: August 13, 2012	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel and Corporate Secretary